CERTIFICATE OF AMENDMENT
                               TO
                  CERTIFICATE OF INCORPORATION
                               OF
                 WHEREHOUSE ENTERTAINMENT, INC.


          Wherehouse Entertainment, Inc. (the "Corporation"), a corporation duly organized and existing under the General
Corporation Law of the State of Delaware (the "General
Corporation Law"), DOES HEREBY CERTIFY that:

          ONE:      Article First of the Corporation's
Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

     "FIRST:   The name of the corporation is Wherehouse
Dissolution Co."

          TWO:      The foregoing amendment was duly adopted by
the Corporation pursuant to Sections 242 and 303 of the General Corporation Law. Provision for the filing of this Certificate of Amendment is contained in an order, dated January 30, 1997, of the United States Bankruptcy Court for the District of Delaware in In re: Wherehouse Entertainment, Inc., and WEI Holdings, Inc., Debtors, Chapter 11, Case No. 95-911 (HSB)(Jointly Administered).



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          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Henry Del Castillo, its Chief
Financial Officer, this 31st day of January, 1997.

                              WHEREHOUSE ENTERTAINMENT, INC.

                              /s/ Henry Del Castillo
                              _____________________________
                              Henry Del Castillo
                              Chief Financial Officer